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[LOGO OF TERRA]                                            Terra Industries Inc.
                                                               600 Fourth Street
                                                                   P.O. Box 6000
                                                       Sioux City, IA 51102-6000
                                                         www.terraindustries.com
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                                      NEWS
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For immediate release                                    Contact: Mark Rosenbury
                                                                  (712) 279-8756
                                                  mrosenbury@terraindustries.com


             Terra Nitrogen Company, L.P. reports production changes

Sioux City, Iowa (February 27, 2003)--Terra Nitrogen Company, L.P. (TNCLP) (NYSE symbol: TNH) announced today that it has ceased production at its Blytheville, Ark. facility and has placed it on standby because of high natural gas prices. In addition, one of the two Verdigris, Okla., ammonia plants has been placed on standby.

Production plans for March will be announced in the near future.

Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

Information contained in this release, other than historical information, may be considered forward-looking. Forward-looking information reflects management's current views of future events and financial performance that involve a number of risks and uncertainties. The factors that could cause actual results to differ materially include, but are not limited to, the following: changes in financial markets, general economic conditions within the agricultural industry, competitive factors and price changes (principally nitrogen fertilizer selling prices and natural gas costs), changes in product mix, changes in the seasonality of demand patterns, changes in weather conditions, changes in governmental regulations and other risks described in the "Factors That Affect Operating Performance" section of TNCLP's current annual report.

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Note: Terra Industries' news announcements are also available on its web site,
      www.terraindustries.com.